Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended November 30, 2019
(Unaudited) ($ in millions except per share data and square footage metrics)

Earnings Release Data Supplement

Herman Miller, Inc. (together with its consolidated subsidiaries, the "Company", "we", "our" or "us") provides this supplement to assist investors in evaluating the Company's financial and operating results and metrics. We suggest that the narratives to each of the tables included in this supplement be read in conjunction with the financial tables. The financial information included in this supplement contains certain non-GAAP financial measures, as explained in more detail below.

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended November 30, 2019
(Unaudited) ($ in millions except per share data and square footage metrics)

Non-GAAP Financial Measures

This presentation contains certain non-GAAP financial measures such as Adjusted Earnings per Share, Adjusted Operating Earnings (Loss), and Organic Growth (Decline). Adjusted Earnings per Share represents reported diluted earnings per share excluding the impact from adjustments related to the adoption of the U.S. Tax Cuts and Jobs Act, amortization of an inventory step up on the HAY equity method investment, a gain on the consolidation of the naughtone equity method investment, restructuring expenses and other special charges or gains, including related taxes. Adjusted Operating Earnings (Loss) represents reported operating earnings plus restructuring expenses and other special charges. Restructuring expenses include actions involving facilities consolidation and optimization, targeted workforce reductions, and costs associated with an early retirement program. Special charges include costs related to CEO transition, third party consulting costs related to the Company's profit enhancement initiatives, and acquisition related costs. Organic Growth represents the change in sales and orders, excluding currency translation effects and the impact of acquisitions. The Company believes these non-GAAP measures are useful for investors as they provide financial information on a more comparative basis for the periods presented.

Adjusted Earnings per Share, Adjusted Operating Earnings (Loss), and Organic Growth (Decline) are not measurements of our financial performance under GAAP and should not be considered an alternative to the related GAAP measurement. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence of our GAAP results.

Certain tables below summarize select financial information, for the periods indicated, related to each of the Company’s reportable segments. The North America Contract segment includes the operations associated with the design, manufacture, and sale of furniture products for work-related settings, including office, education, and healthcare environments, throughout the United States and Canada. The business associated with the Company's owned contract furniture dealer is also included in the North America Contract segment. North America Contract also includes the operations associated with the design, manufacture, and sale of high-craft furniture products and textiles including Geiger wood products, Maharam textiles, Nemschoff healthcare and Herman Miller Collection products. The International Contract segment includes the operations associated with the design, manufacture, and sale of furniture products, primarily for work-related settings, in the EMEA, Latin America and Asia-Pacific geographic regions. The Retail segment includes operations associated with the sale of modern design furnishings and accessories to third party retail distributors, as well as direct to consumer sales through eCommerce and Design Within Reach and HAY retail studios. Corporate costs represent unallocated expenses related to general corporate functions, including, but not limited to, certain legal, executive, corporate finance, information technology, administrative and acquisition-related costs.

A. Reconciliation of Earnings per Share to Adjusted Earnings per Share

	Three Months Ended		Six Months Ended
	November 30, 2019	December 1, 2018	November 30, 2019	December 1, 2018
Earnings per Share - Diluted	$1.32	$0.66	$2.14	$1.26

Add: Adjustments Related to Adoption of U.S. Tax Cuts and Jobs Act	—	—	—	0.01
Add: Inventory step up on HAY equity method investment, after tax	—	0.01	—	0.01
Less: Gain on consolidation of naughtone equity method investment	(0.51)	—	(0.51)	—
Add: Special charges, after tax	0.02	0.08	0.02	0.14
Add: Restructuring expense, after tax	0.05	—	0.07	0.02
Adjusted Earnings per Share - Diluted	$0.88	$0.75	$1.72	$1.44

Weighted Average Shares Outstanding (used for Calculating Adjusted Earnings per Share) – Diluted	59,402,001	59,442,219	59,318,982	59,612,113

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended November 30, 2019
(Unaudited) ($ in millions except per share data and square footage metrics)

B. Reconciliation of Operating Earnings to Adjusted Operating Earnings by Segment

	Three Months Ended				Six Months Ended
	November 30, 2019		December 1, 2018		November 30, 2019		December 1, 2018
North America Contract
Net Sales	$450.6	100.0%	$434.8	100.0%	$909.3	100.0%	$855.8	100.0%
Gross Margin	169.3	37.6%	152.0	35.0%	337.0	37.1%	299.7	35.0%
Total Operating Expenses	106.8	23.7%	100.8	23.2%	211.6	23.3%	200.3	23.4%
Operating Earnings	62.5	13.9%	51.2	11.8%	125.4	13.8%	99.4	11.6%

Adjustments
Special Charges	0.2	—%	—	—%	0.2	—%	—	—%
Restructuring	3.8	0.8%	—	—%	5.5	0.6%	—	—%
Adjusted Operating Earnings	$66.5	14.8%	$51.2	11.8%	$131.1	14.4%	$99.4	11.6%

International Contract
Net Sales	$118.2	100.0%	$118.5	100.0%	$232.0	100.0%	$234.0	100.0%
Gross Margin	40.3	34.1%	39.7	33.5%	80.1	34.5%	77.8	33.2%
Total Operating Expenses	27.5	23.3%	25.9	21.9%	54.2	23.4%	53.5	22.9%
Operating Earnings	12.8	10.8%	13.8	11.6%	25.9	11.2%	24.3	10.4%

Adjustments
Special Charges	0.1	0.1%	0.2	0.2%	0.1	—%	0.4	0.2%
Restructuring	0.4	0.3%	0.3	0.3%	0.6	0.3%	1.4	0.6%
Adjusted Operating Earnings	$13.3	11.3%	$14.3	12.1%	$26.6	11.5%	$26.1	11.2%

Retail
Net Sales	$105.4	100.0%	$99.3	100.0%	$203.9	100.0%	$187.5	100.0%
Gross Margin	45.9	43.5%	43.9	44.2%	84.5	41.4%	83.2	44.4%
Total Operating Expenses	46.8	44.4%	42.1	42.4%	89.4	43.8%	79.3	42.3%
Operating (Loss) Earnings	(0.9)	(0.9)%	1.8	1.8%	(4.9)	(2.4)%	3.9	2.1%

Adjusted Operating (Loss) Earnings	$(0.9)	(0.9)%	$1.8	1.8%	$(4.9)	(2.4)%	$3.9	2.1%

Corporate
Operating Loss	$(12.0)	—%	$(13.7)	—%	$(23.8)	—%	(28.5)	—%

Adjustments
Special Charges	0.9	—%	5.5	—%	1.2	—%	10.5	—%
Adjusted Operating Loss	$(11.1)	—%	$(8.2)	—%	$(22.6)	—%	$(18.0)	—%

Herman Miller, Inc.
Net Sales	$674.2	100.0%	$652.6	100.0%	$1,345.2	100.0%	$1,277.3	100.0%
Gross Margin	255.5	37.9%	235.6	36.1%	501.6	37.3%	460.7	36.1%
Total Operating Expenses	193.1	28.6%	182.5	28.0%	379.0	28.2%	361.6	28.3%
Operating Earnings	62.4	9.3%	53.1	8.1%	122.6	9.1%	99.1	7.8%

Adjustments
Special Charges	1.2	0.2%	5.7	0.9%	1.5	0.1%	10.9	0.9%
Restructuring	4.2	0.6%	0.3	—%	6.1	0.5%	1.4	0.1%
Adjusted Operating Earnings	$67.8	10.1%	$59.1	9.1%	$130.2	9.7%	$111.4	8.7%

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended November 30, 2019
(Unaudited) ($ in millions except per share data and square footage metrics)

C. Organic Sales Growth by Segment

	Three Months Ended				Three Months Ended
	November 30, 2019				December 1, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Net Sales, as reported	$450.6	$118.2	$105.4	$674.2	$434.8	$118.5	$99.3	$652.6
% change from PY	3.6%	(0.3)%	6.1%	3.3%

Proforma Adjustments
Acquisition	(2.5)	(1.0)	—	(3.5)	—	—	—	—
Currency Translation Effects (1)	0.3	1.6	—	1.9	—	—	—	—
Net Sales, organic	$448.4	$118.8	$105.4	$672.6	$434.8	$118.5	$99.3	$652.6
% change from PY	3.1%	0.3%	6.1%	3.1%

	Six Months Ended				Six Months Ended
	November 30, 2019				December 1, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Net Sales, as reported	$909.3	$232.0	$203.9	$1,345.2	$855.8	$234.0	$187.5	$1,277.3
% change from PY	6.3%	(0.9)%	8.7%	5.3%

Proforma Adjustments
Acquisition	(2.5)	(1.0)	—	(3.5)	—	—	—	—
Currency Translation Effects (1)	0.5	3.4	—	3.9	—	—	—	—
Net Sales, organic	$907.3	$234.4	$203.9	$1,345.6	$855.8	$234.0	$187.5	$1,277.3
% change from PY	6.0%	0.2%	8.7%	5.3%

D. Organic Order Growth by Segment

	Three Months Ended				Three Months Ended
	November 30, 2019				December 1, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Orders, as reported	$435.3	$126.4	$113.2	$674.9	$457.7	$137.3	$109.8	$704.8
% change from PY	(4.9)%	(7.9)%	3.1%	(4.2)%

Proforma Adjustments
Acquisition	(2.5)	(0.6)	—	(3.1)	—	—	—	—
Currency Translation Effects (1)	0.2	1.6	—	1.8	—	—	—	—
Orders, organic	$433.0	$127.4	$113.2	$673.6	$457.7	$137.3	$109.8	$704.8
% change from PY	(5.4)%	(7.2)%	3.1%	(4.4)%

	Six Months Ended				Six Months Ended
	November 30, 2019				December 1, 2018
	North America	International	Retail	Total	North America	International	Retail	Total
Orders, as reported	$903.5	$243.1	$205.0	$1,351.6	$882.8	$262.3	$192.5	$1,337.6
% change from PY	2.3%	(7.3)%	6.5%	1.0%

Proforma Adjustments
Acquisition	(2.5)	(0.6)	—	(3.1)	—	—	—	—
Currency Translation Effects (1)	0.5	3.5	—	4.0	—	—	—	—
Orders, organic	$901.5	$246.0	$205.0	$1,352.5	$882.8	$262.3	$192.5	$1,337.6
% change from PY	2.1%	(6.2)%	6.5%	1.1%

(1) Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended November 30, 2019
(Unaudited) ($ in millions except per share data and square footage metrics)

E. Design Within Reach Studio Metrics

	Studio Count				Studio Selling Square Footage
	Three Months Ended		Six Months Ended		Three Months Ended		Six Months Ended
	11/30/19	12/1/18	11/30/19	12/1/18	11/30/19	12/1/18	11/30/19	12/1/18
Beginning of Period	35	33	36	32	382,752	372,515	389,247	357,387
Studio Openings	—	—	1	2	—	—	8,730	17,878
Studio Expansions (Reductions)	—	—	—	—	—	(3,300)	—	(3,300)
Studio Closings	—	—	(2)	(1)	—	—	(15,225)	(2,750)
End of Period	35	33	35	33	382,752	369,215	382,752	369,215
Comparable Studios, End of Period*	29	28	29	27
Non-Comparable Studios, End of Period	6	5	6	6

	Studio Revenue Metrics
	Three Months Ended		Six Months Ended
	11/30/19	12/1/18	11/30/19	12/1/18
Average Studio Square Footage	382,752	370,865	386,000	363,301
Annualized Net Sales per Square Foot, All Studios	$537	$534	$508	$532
DWR Comparable Brand Sales*	4.1%	5.3%	3.5%	7.2%
Annualized Net Sales per Square Foot, Comparable Studios*	$546	$565	$521	$564
*DWR comparable brand sales reflects the year-over-year change in net sales across the multiple channels that DWR serves, including studios, outlets, contract, catalog, phone and e-commerce. Comparable studios reflect studios that were fully operational for the applicable current and prior year periods.

Note: Retail segment sales also include sales through eCommerce, outlet store, call center and wholesale channels.

F. Sales and Earnings Guidance - Upcoming Quarter	Company Guidance
Q3 Fiscal 2020
Net Sales	$672 million to $692 million
Gross Margin %	36.5% - 37.5%
Operating Expenses	$194 million to $198 million
Effective Tax Rate	21% - 23%
Earnings Per Share, Diluted	$0.68 to $0.72

Herman Miller, Inc. Supplemental Financial Data
Three and Six Months Ended November 30, 2019
(Unaudited) ($ in millions except per share data and square footage metrics)

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” "likely,” “plans,” “projects,” and “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. These risks include, without limitation, the success of our growth strategy, our success in initiatives aimed at achieving long-term profit optimization goals, employment and general economic conditions, the pace of economic recovery in the U.S. and in our International markets, the increase in white-collar employment, the willingness of customers to undertake capital expenditures, the types of products purchased by customers, competitive-pricing pressures, the availability and pricing of raw materials, our reliance on a limited number of suppliers, our ability to expand globally given the risks associated with regulatory and legal compliance challenges and accompanying currency fluctuations, changes in future tax legislation or interpretation of current tax legislation, the ability to increase prices to absorb the additional costs of raw materials, changes in global tariff regulations, the financial strength of our dealers and the financial strength of our customers, our ability to locate new studios, negotiate favorable lease terms for new and existing locations and implement our studio portfolio transformation, our ability to attract and retain key executives and other qualified employees, our ability to continue to make product innovations, the success of newly-introduced products, our ability to serve all of our markets, possible acquisitions, divestitures or alliances, our ability to integrate and benefit from acquisitions and investments, the pace and level of government procurement, the outcome of pending litigation or governmental audits or investigations, political risk in the markets we serve, and other risks identified in our filings with the Securities and Exchange Commission. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc. undertakes no obligation to update, amend or clarify forward-looking statements.